Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 of our reports dated March 16, 2018, with respect to the consolidated financial statements of Eloxx Pharmaceuticals, Inc. included in the annual report on Form 10-K of Eloxx Pharmaceuticals, Inc. for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
KOST FORER GABBAY & KASIERER
May 11, 2018	A member of Ernst & Young Global